UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 20, 2017
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0001672326	94-0787340
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⬜	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⬜	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⬜	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⬜	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On April 20, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Yuma Energy, Inc., a Delaware corporation (the “Company”), approved and the Company entered into amended and restated employment agreements (the “Employment Agreements”) with Sam L. Banks, Chief Executive Officer of the Company, Paul D. McKinney, President and Chief Operating Officer of the Company, and James J. Jacobs, Executive Vice President and Chief Financial Officer of the Company (collectively, the “named executive officers”).

Under the terms of the Employment Agreements, Messrs. Banks, McKinney and Jacobs will receive annual base salaries in the amount of $525,000, $400,000, and $350,000, respectively, subject to any increase the Committee may deem appropriate from time to time. In addition, Messrs. Banks, McKinney and Jacobs will have the opportunity to earn incentive compensation in the form of an annual cash bonus with target amounts of 100%, 100% and 90%, respectively, of their base salaries. Messrs. Banks, McKinney and Jacobs will be entitled to receive long-term equity incentive awards on an annual basis with a target value of no less than 400%, 300% and 250%, respectively, of their base salaries and with vesting terms in the sole discretion of the Board.

The Employment Agreements include severance provisions that apply upon certain terminations of employment. As a condition to the payment of any severance benefit described below, the Company may require the named executive officer to execute and not revoke a release of claims in favor of the Company. The Employment Agreements also contain certain restrictive covenants, including the obligation not to compete against the Company and a confidentiality requirement. In the event the named executive officer violates these restrictive covenants, the Company may cease paying all severance benefits to the named executive officer and may recover an amount equal to any severance benefits previously paid to the named executive officer under his Employment Agreement.

If the named executive officer’s employment is terminated by the Company other than for cause or termination by the named executive officer for good reason, the Employment Agreements provide that (1) (i) Mr. Banks will receive payment in a lump sum of accrued salary and bonus and a severance payment of two (2) times the sum of his (a) base salary and (b) target annual bonus for the year of termination and (ii) Messrs. McKinney and Jacobs will receive payment in a lump sum of accrued salary and bonus and a severance payment of one and one-half (1.5) times the sum of his (a) base salary and (b) target annual bonus for the year of termination; (2) the Company will pay its portion of COBRA continuation coverage, as well as pay certain costs of continuing medical coverage for the named executive officer for up to twelve (12) months after the expiration of the maximum required period under COBRA; and (3) all of the named executive officer’s granted but unvested awards under the Yuma Energy, Inc. 2014 Long-Term Incentive Plan, as amended (the “Plan”), shall immediately vest and related restrictions shall be waived.

If a change of control has occurred and the named executive officer’s employment is terminated without cause, or by the named executive officer with good reason during the period beginning six months prior to and ending eighteen (18) months following the change of control (the “change of control period”), the named executive officers are entitled to the same severance benefits described above, except that the severance amount will be three (3) times for Mr. Banks and two (2) times for Messrs. McKinney and Jacobs, the sum of the named executive officer’s (a) base salary and (b) target annual bonus.

The Employment Agreements provide that in the event of a termination of employment by the Company for cause or by the named executive officer without good reason, the named executive officer will be entitled to accrued but unpaid base salary and benefits through the date of termination but will forfeit any other compensation from the Company.

The Employment Agreements also contain customary confidentiality and non-solicitation provisions. The non-solicitation provisions of the Employment Agreements prohibit the named executive officers from soliciting for employment any employee of the Company or any person who was an employee of the Company. This prohibition applies during the named executive officer’s employment with the Company and for up to two years depending on the severance benefits received by the named executive officer following the termination of his employment and extends to offers of employment for his own account or benefit or for the account or benefit of any other person, firm or entity, directly or indirectly.

The preceding is a summary of the material provisions of the Employment Agreements and is qualified in its entirety by reference to the complete text of the Employment Agreements filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Form of Equity Award Agreements

On April 20, 2017, the Committee approved the form of stock appreciation right agreement (the “Employee SAR Agreement”) for stock appreciation right awards granted to employees of the Company from time to time under the Plan, which is included as Exhibit 10.4 hereto; and the form of stock option agreement (the “Employee Stock Option Agreement”) for stock option awards granted to employees of the Company from time to time under the Plan, which is included as Exhibit 10.5 hereto. The descriptions of the form of Employee SAR Agreement and the form of Employee Stock Option Agreement contained in this Item 5.02 do not purport to be complete and are qualified in their entirety by reference to the form of Employee SAR Agreement included as Exhibit 10.4 and the form of Employee Stock Option Agreement included as Exhibit 10.5 to this Current Report on Form 8-K and are incorporated by reference herein.

Executive Officer Long-Term Equity Incentive Awards

On April 20, 2017, the Committee approved long-term equity incentive awards under the Plan for Messrs. Banks, McKinney and Jacobs. The table below sets forth the stock appreciation right awards and stock option awards for Messrs. Banks, McKinney and Jacobs, as follows:

Executive	Number of Shares of Common Stock Underlying the Stock Appreciation Rights	Number of Stock Options
Sam L. Banks	193,182	361,702
Paul D. McKinney	159,091	297,872
James J. Jacobs	125,000	234,043

The stock appreciation right awards and the stock option awards will vest in three equal annual installments beginning on February 6, 2018, subject to acceleration under certain circumstances as provided in the Plan or otherwise agreed to by the Company. The stock appreciation right awards will be settled in cash. Each stock appreciation right was granted with an exercise price of $4.40 per stock appreciation right. Each stock option was granted with an exercise price of $2.56 per share, which was the closing market price for a share of the Company’s common stock on the date of grant.

Founders’ Awards

On April 20, 2017, the Committee also approved long-term equity incentive awards under the Plan for Messrs. McKinney and Jacobs (the “Founders’ Awards”). The table below sets forth the number of stock appreciation rights granted under the Founders’ Awards for Messrs. McKinney and Jacobs, as follows:

Executive	Number of Shares of Common Stock Underlying the Stock Appreciation Rights
Paul D. McKinney	341,463
James J. Jacobs	268,293

The Founders’ Awards will vest in full on February 6, 2020, subject to acceleration under certain circumstances as provided in the Plan or otherwise agreed to by the Company. The Founders’ Awards will be settled in cash. Each stock appreciation right under the Founders’ Awards was granted with an exercise price of $4.40 per stock appreciation right.

Non-Employee Director Compensation Program

On April 20, 2017, the Committee established the following compensation program for non-employee members of the Board: (i) an annual cash retainer of $45,000 and (ii) an annual equity grant with a fair market value of approximately $75,000 at the time of grant; however, the Committee based the 2017 annual equity grant on a price of $4.40 per share. In addition, the audit committee chair will be entitled to receive an additional $15,000 cash payment annually and the Non-Executive Chairman of the Board will be entitled to receive an additional $15,000 cash payment annually. Directors who are employees of the Company receive no additional compensation for serving on the Board. The Committee also ratified the following compensation for non-employee members of the Board for the period from November 1, 2016 through December 31, 2016: (a) a prorated annual cash retainer of $40,000, (b) a prorated $15,000 annual cash retainer for the audit committee chair, and (c) a prorated $8,000 annual cash retainer for the compensation committee chair.

On April 20, 2017, the Committee approved restricted stock awards (the “Director RSAs”) to the non-employee directors as follows:

Non-Employee Director	Restricted Stock Awards
James W. Christmas	17,045
Frank A. Lodzinski	17,045
Neeraj Mital	17,045
Richard K. Stoneburner	17,045
J. Christopher Teets	17,045

The Director RSAs vested as to 4,262 shares on the date of grant, and 4,261 shares will vest on each of June 30, 2017, September 30, 2017 and December 31, 2017, subject to the director’s continued service on the Board.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement dated April 20, 2017 between Yuma Energy, Inc. and Sam L. Banks.
10.2	Amended and Restated Employment Agreement dated April 20, 2017 between Yuma Energy, Inc. and Paul D. McKinney.
10.3	Amended and Restated Employment Agreement dated April 20, 2017 between Yuma Energy, Inc. and James J. Jacobs.
10.4	Form of Stock Appreciation Right Agreement.
10.5	Form of Stock Option Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

Date: April 26, 2017	By:	/s/ Sam L. Banks
Name: Sam L. Banks
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement dated April 20, 2017 between Yuma Energy, Inc. and Sam L. Banks.
10.2	Amended and Restated Employment Agreement dated April 20, 2017 between Yuma Energy, Inc. and Paul D. McKinney.
10.3	Amended and Restated Employment Agreement dated April 20, 2017 between Yuma Energy, Inc. and James J. Jacobs.
10.4	Form of Stock Appreciation Right Agreement.
10.5	Form of Stock Option Agreement.